Exhibit 15

November 30, 2022

To the Shareholders and Board of Directors of Bath & Body Works, Inc.

We are aware of the incorporation by reference in the following Registration Statements of Bath & Body Works, Inc.:

Registration Statement (Form S-3ASR No. 333-263720)
Registration Statement (Form S-8 No. 333-265379)
Registration Statement (Form S-8 No. 333-262626)
Registration Statement (Form S-8 No. 333-251226)
Registration Statement (Form S-8 No. 333-206787)
Registration Statement (Form S-8 No. 333-176588)

of our report dated November 30, 2022 relating to the unaudited consolidated interim financial statements of Bath & Body Works, Inc. that are included in its Form 10-Q for the quarter ended October 29, 2022.

/s/ Ernst & Young LLP

Grandview Heights, Ohio